UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2017

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey		08512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		609-495-2495

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    □

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of Innophos Holdings, Inc. (the “Company”) held on May 16, 2017, the Company’s stockholders voted on the four proposals disclosed in the Company’s 2017 Proxy Statement dated April 3, 2017: (i) Proposal 1 – Election of eight members of the Board of Directors for terms extending until the next Annual Meeting; (ii) Proposal 2 – Ratification of Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2017; (iii) Proposal 3 – Advisory Vote on Approval of Executive Compensation; and Proposal 4 – Advisory Vote on Frequency of Holding Future Advisory Votes on Approval of Executive Compensation.

The final results of the voting were as follows:

Proposal 1 – Election of Board Members

Director Nominee	For	Withheld	Broker Non-Vote
Gary Cappeline	15,800,309	957,839	1,313,382
Kim Ann Mink	15,708,926	1,049,222	1,313,382
Linda Myrick	16,309,342	448,806	1,313,382
Karen Osar	16,299,320	458,828	1,313,382
John Steitz	15,623,440	1,134,708	1,313,382
Peter Thomas	16,299,323	458,825	1,313,382
James Zallie	16,530,539	227,609	1,313,382
Robert Zatta	16,316,699	441,449	1,313,382

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
16,732,306	1,326,510	12,714	0

Proposal 3 – Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
10,008,785	6,656,976	92,387	1,313,382

Proposal 4 – Advisory Vote on Frequency of Holding Future Advisory Votes on Approval of Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
13,438,239	11,155	3,301,224	7,530	1,313,382

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

May 16, 2017	By:	/s/ Joshua Horenstein

	Name:	Joshua Horenstein
	Title:	SVP, Chief Legal Officer and Corporate Secretary